                                                                  EXHIBIT (5)(f)


                                                                          1/9/95

                       SUB-INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of February 23 , 1995 between Meridian Investment Company ("Adviser") and Marvin & Palmer Associates, Inc. (the "Sub-Adviser").

         WHEREAS, Conestoga Family of Funds (the "Company") is registered as an open-end diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment advisory services to the Company's International Equity Fund (the "Fund") and the Sub-Adviser represents that it is willing and possesses legal authority to so furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Advisor hereby appoints the Sub-Advisor to act as Sub-adviser to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following:

                 (a) the Company's Agreement and Declaration of Trust, as executed on August 1, 1989 and as filed with the Secretary of State of the Commonwealth of Massachusetts on August 2, 1989, and all amendments thereto or restatements thereof;

                 (b) the Company's Code of Regulations and any amendments thereto;

                 (c) resolutions of the Company's Board of Trustees authorizing the appointment of the Sub-Adviser, approving this Agreement, and establishing the investment objective, policies and restrictions of the Fund;

                 (d) the Company's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on August 9, 1989 and any amendments thereto;

                 (e) the amendments to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act"), (File No. 33-30431) and under the 1940 Act relating to the Fund as filed with the Securities and Exchange Commission and all amendments thereto; and

                 (f) the Fund's most recent prospectuses and Statement of Additional Information (such prospectuses and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

         The Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

         3. DUTIES OF SUB-ADVISER. Subject to the supervision of the Company's Board of Trustees, the Sub-Adviser will assist the Adviser in providing a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents of the Fund. The Sub-Adviser will provide the services under this Agreement in accordance with the Fund's investment objective, policies, and restrictions as stated in the Prospectus and resolutions of the Company's Board of Trustees.

         Without limiting the generality of the foregoing, Sub-Adviser further agrees that it will:

                 (a) prepare, subject to the Adviser's approval, lists of foreign countries for investment by the Fund and determine from time to time what securities and other investments will be purchased, retained or sold for the Fund, including, with the assistance of the Adviser, the Fund's investments in futures and forward currency contracts;

                 (b) manage in consultation with the Adviser the Fund's temporary investments in securities;

                 (c) manage the Fund's overall cash position, and determine from time to time what portion of the Fund's assets will be held in different currencies;

                 (d) provide the Adviser with foreign broker research, a quarterly review of international economic and investment developments, and occasional analyses on international investment issues;

                 (e) attend regular business and investment-related meetings with the Company's Board of Trustees and the Adviser if requested to do so by the Company and/or the Adviser; and

                 (f) maintain books and records with respect to the securities transactions for the Fund, furnish to the Adviser and the Company's Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Adviser all reports to the Company's Board of Trustees for examination and review within a reasonable time prior to the Company's Board meetings.

         4. COVENANTS BY SUB-ADVISER. Sub-Adviser agrees with respect to the services provided to the Fund that it:

                 (a) will use the same skill and care in providing such services as it uses in providing services to other accounts for which it has investment responsibilities, and will conform with all applicable Rules and Regulations of the Securities and Exchange Commission ("SEC Regulations") and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Sub-Adviser;

                 (b) will telecopy trade information to the Adviser on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Adviser; and

                 (c) will treat confidentially and as proprietary information of the Company all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Company, which approval may not be withheld where Sub-Adviser would be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company).

         5.      SERVICES NOT EXCLUSIVE.

                 (a) The services furnished by Sub-Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent Sub-Adviser or any affiliated person (as defined in the 1940 Act) of Sub-Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies with investment objectives and policies the same as or similar to those of the Fund or (ii) limit or restrict Sub-Adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Sub-Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

                 (b) Nothing contained herein, however, shall prohibit Sub-Adviser from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Company.

         6. PORTFOLIO TRANSACTIONS. Investment decisions for the Fund shall be made by Sub-Adviser independently from those for any other investment companies and accounts advised or managed by Sub-Adviser. The Fund and such investment companies and accounts may, however, invest in the same securities. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Sub-Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, Sub-Adviser may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other investment companies or accounts in order to obtain best execution.

                 Sub-Adviser shall place orders for the purchase and sale of portfolio securities and will solicit broker-dealers to execute transactions in accordance with the Fund's policies and restrictions regarding brokerage allocations. Sub-Adviser shall place orders pursuant to its investment determination for the Fund either directly with the issuer or with any broker or dealer selected by Sub-Adviser. In executing portfolio transactions and selecting brokers or dealers, Sub-Adviser shall use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors Sub-Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.
Consistent with this obligation, Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Fund and/or other accounts over which Sub-Adviser or any of its affiliates exercises investment discretion. Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Sub-Adviser's overall responsibilities to the Fund and to the Company. In no instance will portfolio securities be purchased from or sold to Sub-Adviser, or the Fund's principal underwriter, or any affiliated person thereof except as permitted by SEC Regulations.

         7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-Adviser acknowledges that all records which it maintains for the Company are the property of the Company and agrees to surrender promptly to the Company any of such records upon the Company's request, provided, that Sub-Adviser may retain copies thereof at its own expense. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         8. EXPENSES. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

         9. COMPENSATION. For the services provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay to the Sub-Adviser a fee, payable monthly, at the annual rates of seventy-five one-hundredths of one percent (0.75%) of the average of the first $100,000,000 of the daily net assets of the Fund, seventy one-hundredths of one percent (0.70%) of the average of the next $100,000,000 of such assets, sixty-five one-hundredths of one percent (0.65%) of the average of the next $100,000,000 of such assets, and sixty one-hundredths of one percent (0.60%) of the average of such assets in excess of $300,000,000. If this Agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the Sub-Adviser's compensation for such fraction of the month shall be determined by applying the foregoing percentages to the average daily net asset value of the Fund during such fraction of a month and in the proportion that such fraction of a month bears to the entire month.

         10. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         The Sub-Adviser agrees to indemnify the Adviser with respect to any loss, liability, judgment, cost or penalty which the Fund or the Adviser may directly or indirectly suffer or incur in any way arising out of or in connection with any material breach of this Agreement by the Sub-Adviser. The Adviser agrees to indemnify the Sub-Adviser with respect to any loss, liability, judgment, cost or penalty which the Sub-Adviser may directly or indirectly suffer or incur in any way arising out of the performance of its duties under this Agreement as provided in the following paragraph.

         The Sub-Adviser shall give the Adviser the benefit of its best judgment and effort in rendering services hereunder, but the Sub-Adviser shall not be liable for any act or omission or for any loss sustained by the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. The Sub-Adviser shall be entitled to full indemnification from the Adviser for any loss, liability, judgment, cost or penalty arising from (a) any act by any person or entity (including the Adviser) for which the Sub-Adviser was not involved directly in either the act itself or the decision making process leading up to such act,
(b) any act by the Sub-Adviser taken upon the written instructions of the Adviser or (c) the performance of the Sub-Adviser's duties under this Agreement; provided, however, the Sub-Adviser shall not be entitled to indemnity under clause (c) of this sentence for any loss, liability, judgment, cost or penalty resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement.

         11. DURATION AND TERMINATION. This Agreement will become effective as to the Fund as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect for two years after such effective date. Thereafter, if not terminated, this Agreement shall continue in effect for successive yearly periods, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Company's Board of Trustees who are not parties to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Company's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time on 60 days' written notice, without the payment of any penalty, by the Company (by vote of the Company's Board of Trustees or by vote of a majority of the outstanding voting securities of the
Fund), by the Adviser, or by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the meaning given to such terms by the 1940 Act.)

         12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Fund until approved by the vote of a majority of the outstanding voting securities of the Fund.

         13. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.

                                              MERIDIAN INVESTMENT COMPANY

                                              By:s/ Philip H. Brown II
                                                 ------------------------

                                              Title:      President
                                                    ---------------------


                                              MARVIN & PALMER ASSOCIATES, INC.


                                              By:s/ David F. Marvin
                                                 -------------------------

                                              Title:      Chairman
                                                    ----------------------